UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2010, Verenium Biofuels Corporation (“Verenium Biofuels”), a wholly owned subsidiary of Verenium Corporation, entered into an amendment of the existing Joint Development and License Agreement with BP Biofuels North America LLC (“BP”) dated August 6, 2008, focused on the development and commercialization of cellulosic ethanol technologies. The principal purpose of this Amendment No. 1 to Joint Development and License Agreement (the “Amendment”) was to extend the term of the original 18-month joint development program by one month, to March 1, 2010 (the “Extended Term”).

The financial terms of the Amendment include a cash payment of $2.5 million to Verenium Biofuels by BP on February 5, 2010 for the continued performance of Verenium’s obligations under the joint development program during the Extended Term.

On February 20, 2009, Verenium Biofuels and BP also became parties to an Amended and Restated Limited Liability Company Operating Agreement whereby they each own a 50% interest in a limited liability company, Highlands Ethanol LLC, that serves as a commercial entity for the deployment of cellulosic ethanol technology being developed and proven pursuant to the Joint Development and License Agreement referenced above. The Amendment and Extended Term referenced above have no effect on Highlands Ethanol LLC.

A copy of Amendment No. 1 to Joint Development and License Agreement is attached hereto as Exhibit 10.1.

Forward Looking Statements

Statements in this filing that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to the Company’s operations, capabilities, commercialization activities, target markets, cellulosic ethanol facilities, and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium’s demonstration plant, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and related technologies and the commercial prospects of those industries, Verenium’s dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2008, the Company’s quarterly report on Form 10-Q for the three months ended September 30, 2009 and any updates contained in its subsequently filed quarterly or annual reports on Forms 10-Q and 10-K. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Joint Development and License Agreement dated as of January 31, 2010, by and among Verenium Biofuels Corporation, BP Biofuels North America LLC and Galaxy Biofuels LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: February 1, 2010	By:	/s/ GERALD M. HAINES II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President and Chief Legal Officer